UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 11, 2021

SPOK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32358	16-1694797
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5911 Kingstowne Village Pkwy, 6th Floor, Alexandria, Virginia	22315
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 611-8488

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPOK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2021, in connection with the announcement by Spok Holdings, Inc. (the “Company”) of a strategic alternatives review on September 3, 2021 and in the interest of promoting the retention of key executive personnel, the compensation committee of the Company’s board of directors approved a retention bonus program for certain company officers, including Michael Wallace, the Company’s Chief Financial Officer and Chief Operating Officer and Sharon Woods Keisling, the Company’s Corporate Secretary and Treasurer. Under the program, retention bonuses will be paid in a single lump sum upon the consummation of a Company sale or other change in control transaction that occurs on or before May 1, 2022, subject to the recipient’s continued employment with the Company through the closing of the transaction. The retention bonus amount for Mr. Wallace is $400,000 and for Ms. Woods Keisling is $175,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spok Holdings, Inc.

Date: September 16, 2021	By:	/s/ Michael W. Wallace
	Name:	Michael W. Wallace
	Title:	Chief Financial Officer